UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017 (December 21, 2017)

Vantiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor’s Hill Drive

Symmes Township, Ohio 45249

(Address of principal executive offices, including zip code)

(513) 900-5250

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2017, Vantiv, LLC and Vantiv Issuer Corp., subsidiaries of Vantiv, Inc. (together, the “Issuers”), completed their previously announcing offering of $500 million aggregate principal amount of 4.375% senior unsecured notes due 2025 (the “Dollar Denominated Notes”) and £470 million aggregate principal amount of 3.875% senior unsecured notes due 2025 (the “Pound Sterling Denominated Notes” and together with the Dollar Denominated Notes, the “Notes”).

The Notes were offered and sold to qualified institutional buyers that are qualified purchasers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Vantiv intends to use the net proceeds from the offering of the Notes to refinance existing debt of Worldpay Group plc, a public limited company registered in England and Wales (“Worldpay”), in connection with Vantiv’s acquisition of Worldpay (the “Acquisition”) and to pay fees and expenses in connection with the Acquisition and its financing. The gross proceeds of the Notes have been deposited into escrow accounts in the name of Vantiv, LLC subject to completion of the Acquisition and the satisfaction of other conditions. If the completion of the Acquisition does not occur by a specified date or certain other events occur, the Notes will be subject to a special mandatory redemption.

The Notes were issued pursuant to the Indenture, dated as of December 21, 2017 (the “Indenture”), by and among the Issuers and BNY Mellon Corporate Trustee Services Limited, as trustee (the “Trustee”).

The Dollar Denominated Notes will mature on November 15, 2025 and will accrue interest at the rate of 4.375% per year. The Pound Sterling Denominated Notes will mature on November 15, 2025 and will accrue interest at the rate of 3.875% per year. Interest on the Notes will be payable semi-annually in arrears on May 15 and November 15 in each year, commencing on May 15, 2018.

The Notes are redeemable at the option of the Issuers, in whole or in part, at any time prior to November 15, 2020 at a redemption price of 100% of the principal amount thereof, plus the applicable premium, plus accrued and unpaid interest. In addition, prior to November 15, 2020, the Issuers may use the net cash proceeds from certain equity offerings to redeem up to 40% of the original principal amount of the Dollar Denominated Notes, in each case at a redemption price of 104.375% of the principal amount thereof, plus accrued and unpaid interest, if any, and 40% of the original principal amount of the Pound Sterling Denominated Notes, in each case at a redemption price of 103.875% of the principal amount thereof, plus accrued and unpaid interest, if any. The Notes are redeemable at the option of the Issuers, in whole or in part, at any time on or after November 15, 2020 at the redemption prices applicable to the Notes as set forth in the Indenture, plus accrued and unpaid interest.

Upon the occurrence of a Change of Control (as defined in the Indenture) together with a Rating Event (as defined in the Indenture), unless the Issuers have exercised their right to redeem all of the Notes, each holder of the Notes may require the Issuer to repurchase such holder’s Notes, in whole or in part, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any.

The Indenture contains certain covenants that, among other things, limit the ability of Vantiv, LLC and its subsidiaries to create additional liens. These covenants are subject to a number of important exceptions and qualifications. The Indenture also provides for customary events of default which, if any of them occur, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing description is a summary of terms of the Indenture and the Notes and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Indenture, which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information

This communication is being made in respect of a potential transaction involving Worldpay and Vantiv, Inc. (“Vantiv”). In connection with such transaction, Vantiv has filed the Definitive Proxy Statement and other documents regarding such transaction with the U.S. Securities and Exchange Commission (the “SEC”). Before making any voting or investment decision, investors are urged to carefully read the entire Definitive Proxy Statement and any other relevant documents filed by Vantiv with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Vantiv, Worldpay and the Acquisition. Investors and security holders are also urged to carefully review and consider Vantiv’s public filings with the SEC, including but not limited to its Annual Reports on Form 10-K, its proxy statements, its Current Reports on Form 8-K and its Quarterly Reports on Form 10-Q. Copies of the Definitive Proxy Statement have been mailed to the respective stockholders of Vantiv. A copy of the Definitive Proxy Statement also may be obtained free of charge at the SEC’s web site at http://www.sec.gov.

Participants in the Solicitation

Vantiv and its directors, officers and employees may be considered participants in the solicitation of proxies from Vantiv’s stockholders in respect of the potential transaction involving Worldpay and Vantiv. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Vantiv’s stockholders in connection with such transaction, including names, affiliations and a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Proxy Statement and other relevant materials which have been filed with the SEC. Information concerning the interests of Vantiv’s participants in the solicitation, which may, in some cases, be different than those of Vantiv’s stockholders generally, is set forth in the materials filed by Vantiv with the SEC, including in the proxy statement for Vantiv’s 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2017, as supplemented by other Vantiv filings with the SEC, and is also set forth in the Definitive Proxy Statement.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of December 21, 2017, by and among Vantiv, LLC, Vantiv Issuer Corp. and BNY Mellon Corporate Trustee Services Limited, as trustee.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of December 21, 2017, by and among Vantiv, LLC, Vantiv Issuer Corp. and BNY Mellon Corporate Trustee Services Limited, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: December 21, 2017	By:	/s/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal and Corporate Services Officer and Secretary

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